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                                                                   EXHIBIT 23.4

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Youthstream Media Networks, Inc. of our report dated June 30, 1999 relating to the financial statements of Invino Corporation for the period from January 21, 1998 (date of inception) to December 31, 1998 which appears in the Current Report on Form 8-K/A of Network Event Theater, Inc. dated October 28, 1999, as amended on December 23, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 21, 2000